EXHIBIT 32.1

CERTIFICATION OF EXECUTIVE CHAIRMAN AND CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002.

In connection with the Annual Report on Form 10-K of Aegean Earth and Marine Corporation (the "Company") for the period ended December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Frank DeLape, Executive Chairman of the Company, and I, Rizos Krikis, Chief Financial Officer of the Company certify, pursuant to 18 U.S.C Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge that:

1. The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: April 18, 2008


/s/ Frank DeLape                   /s/ Rizos Krikis
----------------------             -----------------------
Frank DeLape                       Rizos Krikis
Executive Chairman                 Chief Financial Officer
(Principal Executive Officer)      (Principal Financial Officer and
Accounting Officer)


The foregoing certification is being furnished as an exhibit to the Report pursuant to Item 601(b)(32) of Regulation S-K and Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) and, accordingly, is not being filed as part of the Report for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filings of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.